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                                                                 EXHIBIT 10.19



                                                                        ORIGINAL

                                                         TERM PURCHASE AGREEMENT


Continental Natural Gas, Inc.             Date: July 18, 1994
Attn: Terry Spencer
1412 South Boston                         MPI Contract: 8847 (REVISED)
Suite 500
Tulsa, OK 74119                           Customer Contract:___________________

Confirming agreement made between Russell R. King and Terry Spencer

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1.       MAPCO PETROLEUM Inc. receives monthly from July, 1994, through June,
1997, and continues month to month thereafter until canceled by either party with 30 days written notice:

Product                   Barrels                  F.O.B.

--------------------      -----------------        -----------------------------
Ethane or E/P Mix         Continental's            Diamond Shamrock Storage,
                          Beaver County            Mt. Belvieu, TX
Propane, Iso Butane,      Plant Production
Normal Butane and                                  Mid-America Pipeline, Koch
Natural Gasoline                                   Jct. (Plant 306)

2. PAYMENT TERMS: Funds to be received by wire transfer within 5 days from date of invoice or receipt of documentation, whichever is later.

3. PRICING: Ethane or E/P mix: the Non-TET OPIS average price of ethane or E/P mix and propane (whichever is applicable) for the month of delivery less
 .25 cents per gallon if MAPCO prepays one month in advance or less .5 cents per gallon if MAPCO prepays two months in advance. Propane, Iso and Normal Butane, Natural Gasoline: The Conway OPIS average price of each product for the month of delivery less .25 cents per gallon if MAPCO prepays one month in advance or less .5 cents per gallon if MAPCO prepays two months in advance.

4. SPECIAL PROVISIONS: This contract cancels and supercedes MAPCO contract No. 8808. Continental can repay MAPCO's prepayment by returning the funds or by delivering product by giving 30 days written notice. Upon the repayment, this contract will become a one year contract from that date and continue month to month thereafter until canceled by either party with 30 days written notice. The price will then revert to the applicable monthly OPIS average price.

  Upon failure of Seller to deliver or arrange for delivery of all product during delivery period, MAPCO shall have the option to cancel this agreement as to further shipments.
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The terms and conditions listed on the reverse side are part of this agreement.

Accepted: July 25, 1994

CONTINENTAL NATURAL GAS, INC.               MAPCO PETROLEUM INC.

By: /s/ Terry Spencer                       By: /s/ Russell R. King
    ---------------------------                ---------------------------------
                                                   Russell R. King
Title: Vice President - Operations          Title: Vice President,
                                                   Supply/Distribution/Wholesale
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                               GENERAL CONDITIONS


1. SPECIFICATIONS: Product shall confirm to carrier's specifications in effect at time of delivery. Seller shall be responsible for any charges incurred by Buyer for product not meeting specification.

2. VOLUME: Quantities of product shall be determined on the basis of temperature at 60 degrees Fahrenheit in accordance with ASTM-IP Petroleum Measurement Tables (ASTM Designation: D-1250), or N.G.P.A. Publication 2140- 62 or any revisions thereof for all LPG products.

3. TAXES: It is agreed that, where the law or ordinance permits, each party shall assume and be responsible to the proper Governmental Unit for any and all Federal, State and Municipal taxes and inspection fees that may be applicable to the products delivered to it by the other party.

4. FORCE MAJEURE: It is understood that neither party shall be responsible for any damage caused by delay or failure to perform when such delay or failure is attributable to acts of God, strikes, differences with workmen, lockouts, fires, floods, acts or regulations by governmental authority, war conditions, accidents, delays in transportation, or any cause beyond the reasonable control of the defaulting party.

5. REGULATORY LAW: This agreement is subject to all valid and applicable Federal, State, and Municipal laws, rules, orders, regulations, and directives relating to the products delivered hereunder.

6. ASSIGNMENT: Neither party shall assign or attempt to assign its rights hereunder; however, the rights and duties of both parties shall pass by operation of law to the successor of either of them.

7. DELIVERY (EXCHANGES ONLY): Unless otherwise provided by the express terms hereof, this agreement constitutes an even and current exchange of products and both parties will endeavor to keep the exchange in reasonable balance at all times. If at any time, or from time to time, this exchange shall be out of balance in an amount which either party considers to be unreasonable, such party shall have the right to either (a) suspend further deliveries or receipts or (b) limit the amount of further deliveries or receipts to be made until such time as the deliveries to both parties have been brought into approximate balance. Upon termination, if the exchange is not in balance, the underdelivered party may continue to receive from the other party until the exchange is brought into balance. If the exchange cannot thus be brought into balance, settlement will be effected by delivery of products at some other destination or destinations or cash settlement will be made, in either instance on terms to be mutually agreed upon.